Exhibit (a)(1)(xiv)
FORM OF LETTER TO CLIENTS
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
August 14, 2008
To Our Clients:
     Enclosed for your consideration are the Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”), the related letter of transmittal (the “Letter of Transmittal”) and the instruction booklet thereto, as amended or supplemented, which together constitute the offer by MetLife, Inc. (“MetLife”), a Delaware corporation, to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife common stock”), that are validly tendered and not properly withdrawn.
     We are the holder of record (directly or indirectly) of shares of MetLife common stock held for your account. As such, only we can tender those shares as the holder of record and only pursuant to your instructions. We are furnishing to you the enclosed Letter of Transmittal for your information only. You cannot use such Letter of Transmittal to tender shares of MetLife common stock we hold for your account.
     Please instruct us as to whether you wish us to tender any or all of the shares of MetLife common stock we hold for your account, on the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal.
     We direct your attention to the following:
     1. MetLife is offering to exchange 29,243,539 shares of RGA class B common stock for shares of MetLife common stock validly tendered and not properly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of MetLife common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Offer to Exchange.

     2. MetLife’s obligation to accept shares of MetLife common stock tendered in the exchange offer is subject to certain conditions specified in the Offer to Exchange, which you should review in detail.
     3. MetLife will generally pay any stock transfer taxes payable as a result of the transfer to it of shares of MetLife common stock tendered, and the transfer to tendering stockholders of shares of RGA class B common stock pursuant to the exchange offer, as described in the Offer to Exchange and the Instruction Booklet to the Letter of Transmittal.
     If you wish to have us tender any or all of your shares of MetLife common stock, please instruct us to do so by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares of MetLife common stock, we will tender all of your shares of MetLife common stock unless otherwise specified in your instruction form. Please forward your instructions to us at least three business days prior to the expiration date of the exchange offer in order to permit us to tender your shares of MetLife common stock in accordance with the provisions of the exchange offer. Shares of MetLife common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Offer to Exchange, at any time prior to the expiration of the exchange offer and, unless MetLife has previously accepted them pursuant to the exchange offer, at any time after the expiration of 40 business days from the commencement of the exchange offer.
     The exchange offer and the withdrawal rights will expire at 12:00 midnight, New York City time, on September 11, 2008, unless the exchange offer is extended or terminated. Shares tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer.

Instructions with Respect to
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”) and instruction booklet thereto, as amended or supplemented, which together constitute the offer by MetLife, Inc. (“MetLife”), a Delaware corporation, to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for shares of MetLife common stock, par value $0.01 per share (the “MetLife common stock”), that are validly tendered and not properly withdrawn.
     The undersigned instructs you to tender the number of shares of MetLife common stock indicated below (or, if no number is indicated below, all shares) you hold (directly or indirectly) for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Exchange, and the related Letter of Transmittal and instruction booklet thereto.

Account Number:
Number of shares of
MetLife common stock
to be tendered*:
ODD-LOTS

☐	By checking this box, I represent that I own beneficially or of record less than 100 shares of MetLife common stock and am tendering all my shares of MetLife common stock.
Dated:
Signature(s)

Please type or print your name(s) here

Please type or print address

Area code and telephone number

Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all shares of MetLife common stock we hold for your account are to be tendered.
PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT. DO NOT RETURN THIS FORM TO METLIFE, RGA, THE EXCHANGE AGENT, THE CO-DEALER MANAGERS OR THE INFORMATION AGENT. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

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